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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) January 23, 2001


                        RENAISSANCE GOLF PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                      1-12532                 86-0664849
(State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                              Identification No.)


                   11585 SOUTH STATE STREET
                         DRAPER, UTAH                                84020
        (Address of Principal Executive Office)                    (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (801) 501-0200

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         ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 23, 2001, a duly noticed public sale was held for all the open accounts, open orders, inventory, and other assets, of Renaissance Golf Products, Inc. (the "Company"). A secured creditor of the Company, AKA Charitable Remainder Unitrust ("AKA"), bid and purchased these assets. AKA has invested and loaned over $6 million dollars to the Company over the past several years and was owed $2 million in principal plus interest on a promissory note secured by the accounts, inventory, and assets sold at the public sale. The Company estimates the value of the inventory and assets thus sold to be less than the total due to AKA under the promissory note. Following this sale, the Company has no material remaining assets.

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                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         RENAISSANCE GOLF PRODUCTS, INC.


February 12, 2001                        By: /s/Ralph W. Rasmussen
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                                              Ralph W. Rasmussen, Director